UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2012

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 W. Dr. Martin Luther King Jr. Blvd, Suite 101 Tampa, Florida		33607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 29, 2011, the Board of Directors of Comprehensive Care Corporation (the “Company”) approved restricted stock grants, which were granted on January 4, 2012, of an aggregate of 250 restricted shares of Series D Convertible Preferred Stock, par value $50.00 per share, of the Company (“Series D Stock”) to the Chief Executive Officer of the Company (as described in Item 5.02 below) and members of the Board of Directors. As a condition of the grants, the recipients of the grants surrendered for cancellation all warrants for the purchase of Series D Stock held by them. The restricted shares of Series D Stock will vest on the 10th anniversary of the grant date. Unvested shares may not be converted, assigned, transferred, pledged or otherwise disposed of. The restricted shares will, however, have the voting, dividend, liquidation and other rights of a share of Series D Stock effective from the date of grant. After the 10th anniversary of the grant date, each share of Series D Stock may be converted into 100,000 shares of the Company’s common stock, or an aggregate of 25,000,000 common shares.

With respect to the grants made to members of the Board of Directors, under certain conditions (as defined in the grant agreement) the restricted shares shall immediately vest and the restrictions shall lapse.

Each holder of Series D Stock is entitled to notice of any stockholders meeting and to vote on any matters on which the Company’s common stock may be voted. The holder of each share of Series D Stock is entitled to cast 500,000 votes on any matters presented to the holders of our common stock. In the aggregate, the 250 restricted shares of Series D Stock granted effective January 4, 2012 are entitled to 125 million votes, which represents 66.7% of all votes that could be cast as of the date of this Current Report of Form 8-K if a matter were to come before the holders of our common stock, based on the numbers of outstanding shares of our common stock, our Series C Preferred Stock and the Series D Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 29, 2011, the Board of Directors of the Company approved a restricted stock grant of 100 restricted shares of Series D Stock to Clark A. Marcus, Chairman and Chief Executive Officer of the Company, which was granted on January 4, 2012. As a condition of the grant, Mr. Marcus surrendered for cancellation all warrants for the purchase of shares of Series D Stock held by him. The restricted shares of Series D Stock will vest on the 10th anniversary of the grant date. The restricted shares will, however, have the voting, dividend, liquidation and other rights of a share of Series D Stock effective from the date of grant. After the 10th anniversary of the grant date, each share of Series D Stock may be converted into 100,000 shares of the Company’s stock, or an aggregate of 10,000,000 shares. Under certain conditions (as defined in the grant agreement) the restricted shares shall immediately vest and the restrictions shall lapse

The Series D Stock was issued by the Company upon reliance on the exemption from the registrations requirements of the Securities Act of 1933, as amended, provided in Section 4(2) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

Date: January 6, 2012	By:	/s/ Robert J. Landis
Robert J. Landis
Acting Chief Financial Officer and Chief Accounting Officer